EXHIBIT 4.3
  <P>
  February 20, 2000
  <P>
  Mr. Virgil E. Wenger
  Certified Public Accountant
  450 Middlsex Rd.
  Darien, CT 06828
  <P>
  RE: Engagement Letter
  <P>
  Dear Mr. Wenger:
  <P>
  This letter will confirm our commitment to provide you
  with 5,000 Unico (NASD-OTC:UICO) common stock as
  remuneration for a finder's fee in regard to finding
  Richard Hyland, who now is hired by Unico as Director of
  Business Development.  We appreciate your successful
  effort and look forward to a long standing business
  relationship with you.  Once again, thank you.
  <P>
            Very truly yours,
  <P>
            By: /s/ Jay Weppler
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                    Jay R. Weppler
                    Chairman